UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2010
COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33685 (Commission File Number)	37-1434895 (IRS Employer Identification No.)
7625 Smetana Lane
Eden Prairie, MN 55344
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (952) 294-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of New Director
     Effective as of April 12, 2010, our Board of Directors appointed Kevin L. Roberg to serve as a director.
     Mr. Roberg, age 58, is the founder of Kelsey Capital Management, a private investment firm, and since 1998 has served as a managing partner. He has also been a general partner with the Menlo Park, California-based health care venture capital firm Delphi Ventures since 1999. From 2007 to 2008, Mr. Roberg served as interim Chairman and CEO of ProStaff, Inc., a temporary staffing company. From 1995 to 1998, Mr. Roberg was also President/CEO of ValueRx, a subsidiary of Value Health. Prior to 1998, Mr. Roberg held a variety of executive positions in the staffing and health care field as a clinic administrator, health care foundation executive, a managed care executive, and a national prescription drug management leader. Mr. Roberg is a director of Thomas and Betts Corporation, designer and manufacturer of electrical components used in industrial, commercial and utility markets, and Universal Hospital Services, a medical equipment outsourced solutions company. Mr. Roberg received a B.S. from the University of Iowa.
     In connection with his appointment to the Board, Mr. Roberg will receive compensation consistent with our compensation arrangements for non-employee directors, including cash compensation in the amount of $25,000 per year payable on a quarterly basis. We also granted Mr. Black an option to purchase 39,454 shares of our common stock under our 2007 Equity Incentive Plan at an exercise price equal to $12.36 per share, the closing price of our common stock as reported by the New York Stock Exchange on April 12, 2010. The shares subject to this stock option will vest 1/36th per month over a three year period, contingent upon Mr. Roberg’s continued service. If Mr. Roberg is required to resign his position as a condition of a change-in-control transaction or is removed as a director in connection with a change-in-control transaction, the unvested portion of his stock option shall vest in full. In the event of certain significant corporate transactions, if the surviving or acquiring entity or its parent elects not to assume, continue or substitute such stock option, then the stock option shall accelerate in full prior to the effective time of such corporate transaction and the stock option shall terminate if not exercised at or prior to the effective time of the corporate transaction.
     We also intend to enter into our standard form of indemnification agreement with Mr. Roberg. The form of indemnification agreement is filed as Exhibit 10.2 to our Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on July 2, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compellent Technologies, Inc.
Date: April 14, 2010	By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer